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                                                          Exhibit 10(c)

                           LICENSE AGREEMENT

     This LICENSE AGREEMENT is made this 4th day of December, 1998, by and between ROSEMOUNT AEROSPACE INC., a Delaware corporation ("Buyer") and ROBOTIC VISION SYSTEMS, INC., a Delaware corporation ("Seller").

                                RECITALS

A. Reference is made to the Asset Purchase Agreement dated as of November 16, 1998 (the "Purchase Agreement") between Buyer and Seller, in which Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase and accept from Seller on the Closing Date, the Intellectual Property (as defined in the Purchase Agreement).

B. Seller desires to use the Intellectual Property in the Licensed Field of Use (as hereinafter defined) after the Closing Date.

C. Buyer is willing to grant to Seller a license to use the Intellectual Property in the Licensed Field of Use after the Closing Date, subject to the terms and conditions of this License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations herein contained, Buyer and Seller agree as follows:


                                ARTICLE I
                               DEFINITIONS

1.1 The following terms, as defined herein, shall have the meanings set forth below:

a) "Licensed Field of Use" means the manufacture, use, sale and service of products, components and systems that utilize the Intellectual Property. The Licensed Field of Use shall be limited to products, components and systems for:

      (u)  object identification, measurement, inspection and gauging;
      (v)  package identification;
      (w)  material handling;
      (x)  robotics control;
      (y)  semiconductor handling and assembly; and
      (z) other machine vision systems unrelated to detection of ice or frozen contaminants.

b) Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

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                                ARTICLE II
                               LICENSE GRANT

2.1 Buyer grants to Seller a non-exclusive, worldwide, royalty-free license to use the Intellectual Property in the Licensed Field of Use after the Closing Date, and to perform the Transition Services and Supply Agreement (the "Transition Agreement").

2.2 The licenses granted in Article 2.1 are personal and nontransferable, and may not be assigned or sublicensed by Seller.

2.3 During the three (3) year period following the Closing Date, Buyer shall not grant any licenses to third parties to use the Intellectual Property in the Licensed Field of Use, provided that during and subsequent to said period, Buyer reserves the right to use the Intellectual Property in the Licensed Field of Use for its own use and benefit.

2.4 No right or license of any kind is granted to Seller to use the Intellectual Property outside of the Licensed Field of Use, and Seller agrees not to use the Intellectual Property in connection with any business activity other than the Licensed Field of Use and the Transition Agreement; provided however, that Seller shall not be in breach of this License Agreement if it sells a product specifically targeted for use in the Licensed Field of Use and the purchaser of such product uses the same in an application outside the Licensed Field of Use.


                                   ARTICLE III
                      FILINGS, MAINTENANCE AND ENFORCEMENT

3.1 Buyer shall have the sole right to make any and all appropriate applications or filings in order to register, protect, or otherwise maintain the Intellectual Property, and shall be the sole owner thereof; Seller agrees to provide reasonable assistance to Buyer at the written request of Buyer, and at Buyer's sole expense in support of the same. Buyer shall be under no obligation to Seller or any other party to take any action to register, protect or maintain the Intellectual Property.

3.2 Buyer shall have the sole right, at Buyer's sole expense and discretion, to bring any legal action against persons infringing, using without Buyer's authorization, or otherwise violating the Intellectual Property. Seller shall promptly advise Buyer in writing of any actual or suspected infringement, use without authorization, or violation of the Intellectual Property (including but not limited to such activity in the License Field of Use) and shall cooperate with Buyer in any and all actions relating thereto.

3.3 The provisions of this Article III have no effect on Seller's obligations to take actions with respect to its employees is set forth in
Article 3.9 of the Purchase Agreement, or to continue to prosecute its claims and defend against cross claims and counterclaims as set forth in Article
3.13 and Exhibit 3.13 of the Purchase Agreement.

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                                  ARTICLE IV
                          CONFIDENTIAL INFORMATION

4.1 With respect to the Intellectual Property licensed to Seller under this Agreement, Seller agrees to take all reasonable steps, in accordance with Seller's customary procedures for protecting its own confidential and proprietary information, to safeguard such Intellectual Property from unauthorized use and disclosure. Further, Seller shall hold, and shall cause its officers, directors, employees and agents to hold, in confidence, the Intellectual Property, except to the extent such Intellectual Property is shown by Seller: (a) to be in the public domain through no fault of the Seller; or (b) to have been lawfully acquired from a third party on an unrestricted basis; or (c) to be subject to disclosure in response to judicial proceedings, in which case Seller shall provide Buyer advance written notice thereof and assist Buyer in opposing such disclosure; provided that the Seller may disclose the Intellectual Property to a third party so long as such third party agrees in writing to hold such Intellectual Property in confidence and not use such Intellectual Property for any purpose other than the Licensed Field of Use; provided further that if Seller or such third party breaches the confidentiality obligations of this Article IV, then Seller shall so inform the Buyer, and Seller shall take all reasonable steps at the request of the Buyer to remedy such breach.

4.2 The provisions of Article IV shall survive any termination of this Agreement.



                                  ARTICLE V
                 WARRANTIES AND LIMITATION OF LIABILITY

5.1 ALL WARRANTIES, EXPRESSED OR IMPLIED, ARE HEREBY DISCLAIMED BY BUYER, INCLUDING ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.2 BUYER SHALL NOT BE LIABLE TO SELLER FOR ANY LOSS, EXPENSE, OR DAMAGE ARISING OUT OF OR RESULTING FROM SELLER'S USE OF THE INTELLECTUAL PROPERTY. IN NO EVENT SHALL BUYER BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGES.

5.3 Buyer makes no warranties as to the validity or enforceability of the Intellectual Property or that Seller's use of the Intellectual Property will be free from infringement of any intellectual property rights of a third party. Buyer shall not, under any circumstances, indemnify or otherwise be liable to Seller for any damages or claims arising out of or in connection with the Intellectual Property.


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                                  ARTICLE VI
                            TERM AND TERMINATION

6.1 Except as set forth in Article 6.2, this License Agreement shall continue in effect until each type of intellectual property licensed hereunder expires, irreversibly lapses, or is otherwise available for use by third parties on an unrestricted basis.

6.2 Any unauthorized use or disclosure of the Intellectual Property by Seller (including but not limited to any use of the Intellectual Property in fields outside of the Licensed Field of Use (except as set forth in Article 2.4) and any failure to abide by the Confidentiality provisions of
Article IV) shall be a material breach of this Agreement. Buyer shall give Seller written notice of any such material breach; if such breach is not cured within fifteen (15) business days of receipt of such notice, then Buyer may immediately terminate this License Agreement. On such termination, Seller shall cease all uses of the Intellectual Property.

6.3 Buyer shall be entitled to immediate injunctive relief if Seller commits any material breach of this Agreement.

6.4 Termination of this Agreement shall be without prejudice to Buyer's right to recover damages resulting from such breach.

                                  ARTICLE VII
                                 MISCELLANEOUS

7.1    NOTICES.    All notices required or permitted hereunder shall be in
writing and shall be deemed to be properly given when received either by personal delivery, next day delivery by a national courier or by delivery certified U.S. mail, return receipt requested, properly addressed to the party entitled to receive such notice at the address stated below:

     To Buyer:             Rosemount Aerospace Inc.
                           14300 Judicial Road
                           Burnsville, Minnesota 55306-48908
                           Attention: Vice President -- Commercial Transport

     With a Copy to:       BFGoodrich Aerospace
                           250 N. Cleveland-Massillon Road
                           Akron, OH 44334
                           Attention: Law Department

     To Seller:            Robotic Vision Systems, Inc.
                           5 Shawmut Road
                           Canton, Massachusetts 02021
                           Attention: Chief Financial Officer


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     With a Copy to:       Cooperman Levitt Winikoff Lester & Newman
                           800 Third Avenue
                           New York, New York 10022
                           Attention: Ira Roxland, Esq.

7.2    ENTIRE AGREEMENT.    This Agreement shall constitute the entire
agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings.

7.3    WAIVER, DISCHARGE, ETC.    This Agreement may not be released,
discharged or modified except by an instrument in writing signed by a duly authorized officer on behalf of each of the parties hereto. The failure of Buyer to enforce any provision of this Agreement shall not be a waiver of such provision or subsequent breach of the same or any other obligation hereunder.

7.4    GOVERNING LAW.    This Agreement shall be construed and the rights of
the parties hereunder shall be governed by the laws of the State of Minnesota and without regard to conflicts of laws. Any unresolved disputes shall be submitted to the Federal Courts of Minnesota.

7.5    COUNTERPARTS.    This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement.

7.6    SEVERABILITY.    If any provision of this Agreement is held to be
invalid or unenforceable, for any reason, it shall not invalidate or render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

7.7    SUCCESSORS AND ASSIGNS.    This Agreement will be binding upon and
inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that the Buyer may assign its rights without the consent of any of the parties hereto to any affiliate of the Buyer, but no such assignment will relieve Buyer of its obligations under this Agreement.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ROSEMOUNT AEROSPACE INC.               ROBOTIC VISION SYSTEMS, INC.

By: /s/ John Grisik                    By:  /s/ Pat V. Costa
   ----------------------                  -------------------------
Name: John Grisik                      Name:  Pat V. Costa
   ----------------------                  -------------------------
Title: Chairman                        Title: Chairman, President and
   ----------------------                  -------------------------
                                              Chief Executive Officer


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